Exhibit 99.1

1615 Poydras Street ¡ New Orleans, LA 70112	Financial & Media Contact: David P. Joint (504) 582-4203

McMoRan Exploration Co. Announces Additional

Hydrocarbons in the Lafitte Ultra-Deep Exploration Well

NEW ORLEANS, LA, November 15, 2011 – McMoRan Exploration Co. (NYSE: MMR) announced today that its Lafitte ultra-deep prospect, which is located on Eugene Island Block 223 in approximately 140 feet of water, has encountered additional hydrocarbons. The well has been drilled to a true vertical depth of 29,756 feet and has been logged with wireline logs to 29,740 feet. The wireline log results indicated 56 net feet of hydrocarbon bearing sand over a 58 foot gross interval in the Cris-R section of the Lower Miocene with good porosity. Flow testing will be required to confirm the ultimate hydrocarbon flow rates from this zone, which was full to base. McMoRan controls approximately 15,000 gross acres in the immediate area of Lafitte.

The new Cris-R sand interval combined with the 115 feet of potential net pay (250 gross feet) announced previously brings the total possible productive net sands to 171 feet in the Lafitte well. These results enhance the potential of McMoRan’s other acreage in the Lafitte strategic area, including McMoRan’s Barataria and Captain Blood ultra-deep prospects. Barataria (10,000 gross acres) is located west-southwest of Lafitte and Captain Blood (10,000 gross acres) is located immediately south of Lafitte.

McMoRan plans to apply for a permit to deepen the Lafitte well to a proposed total depth of 32,000 feet to evaluate deeper Miocene and Oligocene objectives. Lafitte is McMoRan’s third ultra-deep prospect to encounter Miocene age sands below the salt weld on the GOM Shelf. McMoRan holds a 72.0 percent working interest and a 58.3 percent net revenue interest in Lafitte. Other working interest owners in Lafitte include Energy XXI (NASDAQ: EXXI) (18.0%) and Moncrief Offshore LLC (10.0%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area. Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs, anticipated and potential production and flow rates, and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition. Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail in Part I, Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements more frequently than quarterly.

# # #

2